Quitclaim Deed of the property of Dalian Zhongshan Vitup

Contract No. ZZ2011-9081

Party A: Dalian Vitup Healthcare Management Co., Ltd

Registered Address: No.108-1, Nanshan Road, Zhongshan District, Dalian City

Party B: Shubin Wang

ID: 220622196506270630

Residential Address: Ming Ze Yuan, Dalian City, Liaoning Province

Reason:

Dalian Zhongshan Vitup Clinic is a Sole proprietorship, established on 11-Jan-2006, registered in No.108-1,  Nanshan Road, Zhongshan District, Dalian City, the business license register No. is Zhong Gong Shang Qi Ying Zi 210202220079, business scope: internal medicine(respiration, neurology),pediatrics, traditional Chinese medicine. The medical institutions practicing license No. PDY60172021020217D2132.

According to the Contract Law of the P.R China and other related Laws and regulations, based on the justice and willingness, after friendly negotiation both parties reached the agreement as below.

1. Purpose of the Contract

1.1

According to the stipulate of the Contract, both Party A and Party B Agreed that Party B transfers the Dalian Zhongshan Vitup Clinic to Party A, including the assets, the right and interests of the Dalian Zhongshan Vitup Clinic. Party B is no longer responsible for managing and operating of Dalian Zhongshan Vitup Clinic.

1.2

Both Party A and Party B agreed that Party A will organize Dalian Zhongshan Vitup Clinic as subsidiary company after completed the transfer the possession of Dalian Zhongshan Vitup Clinic, including the assets, the right and interests of it.

2. Contract object

The contract object is the right of property and the interests of management of Dalian Zhongshan Vitup Clinic. Include but not limited to:

2.1 the assets of Dalian Zhongshan Vitup Clinic, shown as attachment 1 <Fixed assets account> and attachment 2 <Profit and loss account> .

2.2 the business of Dalian Zhongshan Vitup Clinic,

3. Turn over and take over

3.1 Party B delivery the following Assets and documents to the Party A, in three days after the contract signed.

3.1.1 All assets shown in the 2.1 of Second article of the contract

3.1.2 The medical institutions practicing license with No. PDY60172021020217D2132.

3.1.3 The business license with register No. Zhong Gong Shang Qi Ying Zi 210202220079

3.1.4 All documents related to the operating of Dalian Zhongshan Vitup Clinic, including organization code certificate, tax registration certificate, the opening of bank accounts permits and so on.

3.1.5 All account books and vouchers of Dalian Zhongshan Vitup Clinic

3.2 when Party A received all items such as the assets, documents of Dalian Zhongshan Vitup Clinic listed in article 3.1, then gives the signed certificate of receipt to Party B respectively. Party A is going to managing and operating Dalian Zhongshan Vitup Clinic when Party B received all signed certificate of receipt mentioned above.

3.3 Both Party A and Party B agreed that the date of transferring the assets and right of operating management is on 31-12-2010.

4. Credit and debt and personnel arrangement

4.1 after entry into the force of the contract, Party A has and undertakes all the credits and debts of Dalian Zhongshan Vitup Clinic, Party B is not responsible for those.

4.2 after entry into the force of the contract, all employees of Dalian Zhongshan Vitup Clinic hired still by Party A with original status.

5. Contract cost and payment

5.1 Both Party A and Party B agreed that, the price of the contract object in the second article is ONE RMB.

5.2 Party A makes lump-sum payment of the contract to Party B.

6. Register the changes

6.1 Party A and Party B agreed, that Dalian Zhongshan Vitup Clinic changes the name to Nanshan Road Clinic of Dalian Vitup Healthcare management Co., Ltd after transform completed.

6.2 after entry into the force of the contract, Party A handle the procedures of changing the the business license and the medical institutions practicing license of Dalian Zhongshan Vitup Clinic, Party A bears the expense about it.

7. Effect and amendment of the Contract

7.1This contract is written in duplicates, one for each party and shall come into force after being signed and sealed by both Party A and Party B.

7.2 this contract can be only changed by agreed and signed supplementary contract by both Party A and Party B.

8. Responsibility of breach of contract

8.1 Either party shall be responsible for breach of contract of other consequences due to its negligence or in the case of negligence of all parties; all parties shall be responsible accordingly.

8.2 Party A is overdue the payment, that breaks the 5.1 of article 5 in this contract, then Party A should make the full payment, and pay penal sum to Party B based on the rate of 0.05% daily.

All parties concerned shall closely fulfill their obligations as specified in this agreement.

9. The settlement of the dispute

9.1 any dispute among two parties as to matters arising during execution of this agreement shall be settled amicably through friendly consultation, and signed the transaction.  if cannot be settled amicably, both Party A and Party B can act on first instance in the People’s court of Zhongshan District, Dalian.

9.2 if clause 9.1 occurred, the losing party responsible for all the expenses occurred, include but not limited to legal cost, retaining fee, transporting fee, hotel expense and all other expense related to the litigation.

10. Supplementary articles

10.1 there are six originals agreements, of which Party A and Party B each holds two, the other two are going to used as register changes by Party A.

10.2 all original copies are sealed by both Party A and Party B with counter mark, the copies with no counter mark or imperfect counter mark are not represent true meaning.

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Party A : Dalian Vitup healthcare management

Legal Representative:

Party B: SHUBIN WANG